SECURITY AGREEMENT

American BioCare, Inc., a Nevada corporation (“American”), and Citizens Bank, a  Michigan banking corporation (“Citizens”) enter into this Security Agreement (this “Security Agreement”) as of April 11, 2011.

BACKGROUND

A. American has executed a Guaranty (the “Guaranty”) dated on or about the date of this Security Agreement pursuant to which American guarantied all of CC Tennessee Holdings, LLC’s (“CC Holdings”) and Care Choices of Tennessee, Inc.’s (“CCI”, and together with CC Holdings, “Borrowers”) obligations to Citizens. All capitalized terms used but not otherwise defined in this Security Agreement have the meanings provided in the Guaranty.

B. American is executing this Security Agreement to secure its Obligations under the Guaranty.

C. CCI may (i) merge with Care Choices II, Inc., a Tennessee corporation (“CCII”), with CCI as the surviving entity, and (ii) convert its organizational form from a corporation to a limited liability company.  Accordingly, all references to CCI in this Security Agreement include CCI as successor by merger to CCII and CCI whether as a corporation or a limited liability company.

THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

TERMS AND CONDITIONS

1.	Definitions.

1.1 “Account” means any “account,” as that term is defined in the UCC, now owned or hereafter acquired by American, and, in any event, will include, without limitation, each of the following, whether now owned or hereafter acquired by American: (a) all rights of American to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of American, (c) all rights of American to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by American to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of American as an unpaid provider of services, and (g) all supporting Obligations for or related to any Accounts.

1.2 “Chattel Paper” means any “chattel paper,” as that term is defined in Article 9 of the UCC, now owned or hereafter acquired by American, and will include electronic chattel paper and tangible chattel paper.

1.3 “Collateral” has the meaning specified in Section 2.1.

1.4 “Commercial Tort Claim” has the meaning given in the UCC.

1.5 “Computer Records” has the meaning specified in Section 3.1(K).

1.6 “Deposit Account” means a demand, time, savings, passbook, or similar account maintained with a bank.  The term does not include investment property or accounts evidenced by an instrument.

1.7 “Document” means any “document,” as that term is defined in the UCC, now owned or hereafter acquired by American, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by American.

1.8 “Equipment” means any “equipment,” as that term is defined in the UCC, now owned or hereafter acquired by American and, in any event, will include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by American and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

1.9 “Event of Default” means any breach by American hereunder or a default under the Guaranty.

1.10 “General Intangibles” means any “general intangibles,” as that term is defined in the UCC, now owned or hereafter acquired by American and, in any event, will include, without limitation, each of the following, whether now owned or hereafter acquired by American: (a) Intellectual Property Collateral; (b) all of American’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of American to retrieve data and other information from third parties; (c) all of American’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of American to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights, Supporting Obligations, related to any General Intangibles, payment intangibles and rights to payment for money or funds advanced or sold of American; (f) all tax refunds and tax refund claims of American; (g) all choses in action and causes of action of American (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of American; (h) all rights and claims of American under warranties and indemnities; and (i) all rights of American under any insurance, surety or similar contract or arrangement.

1.11 “Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

1.12 “Instrument” means any “instrument,” as that term is defined in the UCC, now owned or hereafter acquired by American, and, in any event, will include all promissory notes, drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

1.13 “Intellectual Property Collateral” means all patents, copyrights, trademarks, service marks, trade names, trade secrets, registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, whether now owned or hereafter acquired.

1.14 “Inventory” means any “inventory,” as that term is defined in the UCC, now owned or hereafter acquired by American, and, in any event, will include, without limitation, each of the following, whether now owned or hereafter acquired by American: (a) all goods and other personal property of American that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of American; (c) all wrapping, packaging, advertising and shipping materials of American; (d) all goods that have been returned to, repossessed by or stopped in transit by American; and (e) all Documents evidencing any of the foregoing.

1.15 “Investment Property” means any “investment property” as that term is defined in the UCC, now owned or hereafter acquired by American, and in any event, will include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Subsidiaries of American from time to time owned or acquired by American in any manner, and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares.

1.16 “Letter of Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.  The term does not include the right of a beneficiary to demand payment or performance under a letter of credit.

1.17 “Obligations” means the “Obligations” as that term is defined in the Guaranty and any and all expenses, fees and all other amounts incurred or paid by or on behalf of Citizens in enforcing any rights to collect or in collecting (including fees and disbursements of legal counsel) the Obligations under the Guaranty or in enforcing its rights or remedies under this Security Agreement.

1.18 “Proceeds” means any “proceeds,” as such term is defined in the UCC and, in any event, will include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to American from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to American from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.19 “Records” is defined in Section 5.6.

1.20 “Section” means the applicable section of this Agreement.

1.21 “Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

1.22 “Subsidiary” means any subsidiary existing now or hereafter created or acquired.

1.23 “Supporting Obligations” has the meaning given in the UCC.

1.24 “UCC” means the Uniform Commercial Code as in effect in the State of Michigan; provided, however, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

2.	Security Interest.

2.1 Security Interest.  As collateral security for the prompt payment and performance in full when due of the Obligations, American hereby pledges and assigns (as collateral) to Citizens, and grants to Citizens, a first priority lien on and security interest in all of American’s personal property, including, but not limited to, all of American’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(A) all Accounts;

(B) all Chattel Paper;

(C) all General Intangibles;

(D) all Equipment;

(E) all Inventory;

(F) all Documents;

(G) all Instruments;

(H) all Letter of Credit Rights;

(I) all Commercial Tort Claims;

(J) all Deposit Accounts;

(K) all computer records (“Computer Records”) and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software and any cash collateral, deposit account or investment account established or maintained hereunder;

(L) all Investment Property;

(M) all Supporting Obligations; and

(N) the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (A) through (M) and all liens, security, rights, remedies and claims of American with respect thereto.

2.2 American Remains Liable.  Notwithstanding anything to the contrary contained in this Security Agreement, (a) American will remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Citizens of any of its rights or remedies hereunder will not release American from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) Citizens will not have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Security Agreement, and will not be obligated to perform any of the obligations or duties of American thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3 Financing Statements.  Citizens is authorized to file financing statements to perfect its security interest in the Collateral.

3.	Prior Liens.

American represents and warrants to Citizens that the Collateral is not, and until the Obligations are paid in full, will not be subject to liens, claims or encumbrances other than in favor of Citizens, and no person has possession or control (as defined in the UCC) of any of the Collateral of such nature that perfection of a security interest may be accomplished by control.

4.	Covenants.

American covenants and agrees with Citizens that until the Obligations are paid and performed in full:

4.1 Further Assurances.  At any time and from time to time, upon the request of Citizens, and at the sole expense of American, American will promptly execute and deliver all such further agreements, documents and instruments and take such further action as Citizens may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Security Agreement or to enable Citizens to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.  American agrees to maintain and preserve Citizens’ security interest in and pledge and collateral assignment of the Collateral hereunder.  Without limiting the generality of the foregoing, American will (a) execute and deliver to Citizens any financing statements as Citizens may from time to time request if American’s signature thereon is required; and (b) execute and deliver to Citizens such other agreements, documents and instruments, including without limitation control agreements or stock powers, as Citizens may require to perfect and maintain the validity, effectiveness and priority of the liens intended to be created by this Security Agreement.  American authorizes Citizens to file one or more financing statements, and amendments thereto, relating to all or any part of the Collateral without the signature of American unless otherwise prohibited by law.

4.2 Possession.  Following the occurrence and during the continuance of an Event of Default, Citizens will be entitled to take possession of the Collateral in accordance with the UCC.

5.	Rights of Citizens.

5.1 Power of Attorney.  American hereby irrevocably constitutes and appoints Citizens with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of American or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which Citizens at any time deems appropriate or necessary, to accomplish the purposes of this Security Agreement including to do, at Citizens’ option and American’s expense, at any time, all acts and things which Citizens deems necessary to protect and preserve the Collateral and the security interest therein.  This power of attorney is a power coupled with an interest and will be irrevocable.  Citizens will be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Citizens in this Security Agreement, and will not be liable for any failure to do so or any delay in doing so.  This power of attorney is conferred on Citizens solely to protect, preserve, maintain and realize upon its security interest in the Collateral.  Citizens will not be responsible for any decline in the value of the Collateral and will not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any lien given to secure the Collateral.

5.2 Setoff.  Upon and after the occurrence of an Event of Default, Citizens will have all setoff and recoupment rights it may have under any other agreements and applicable law.

5.3 Performance by Citizens.  If American fails to perform any covenant or agreement contained in this Security Agreement, Citizens may (but will not be obligated to) perform or attempt to perform such covenant or agreement on behalf of American, in which case Citizens will exercise good faith and make diligent efforts to give American prompt prior written notice of such performance or attempted performance.  In such event,  American will, at the request of Citizens, promptly pay any reasonable amount expended by Citizens in connection with such performance or attempted performance to Citizens, together with interest thereon at the penalty interest rate specified in the Loan Agreement, from and including the date of such expenditure but excluding the date such expenditure is paid in full.  Notwithstanding the foregoing, it is expressly agreed that Citizens will not have any liability or responsibility for the performance (or non-performance) of any obligation of American under this Security Agreement.

5.4 Certain Costs and Expenses.  American will pay or reimburse Citizens within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorneys’ and paralegals’ fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Security Agreement during the existence of an Event of Default or after acceleration of any of the Obligations (including in connection with any “workout” or restructuring regarding the Obligations, and including in any insolvency proceeding or appellate proceeding).  The agreements in this Section 6.4 will survive the payment in full of the Obligations.

6.	Default.

6.1 Rights and Remedies.  If an Event of Default occurs and is continuing, Citizens will have the following rights and remedies:

(A) Citizens may exercise any of the rights and remedies set forth in this Security Agreement (including, without limitation, in Section 6 of this Security Agreement) and the Guaranty, or by applicable law.

(B) In addition to all other rights and remedies granted to Citizens in this Security Agreement or by applicable law, Citizens will have all of the rights and remedies of a secured creditor under the UCC and Citizens may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Citizens’ offices or elsewhere, for cash, on credit or for future delivery, upon commercially reasonable terms and in compliance with Part 6 of Article 9 of the UCC and otherwise applicable law.

(C) Citizens may exercise any and all rights and remedies of American under or in respect of the Collateral, including, without limitation, any and all rights of American to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and limited liability company powers in respect of the Collateral.

(D) On any sale of the Collateral, Citizens is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of Citizens’ counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(E) Citizens may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Citizens or as Citizens will direct; provided, that all such amounts paid will be first applied against Citizens’ costs of enforcing this Agreement and then credited to American as payments made on the Obligations.

7.	Miscellaneous.

7.1 Acts Not Affecting Obligations.  None of the following will affect the liabilities of American under this Security Agreement, or the Obligations, or the rights of Citizens with respect to the Collateral: (a) acceptance or retention by Citizens of other security for the Obligations, or for the liability of any person with respect to the Obligations; (b) the release of all or any of the Collateral or other security for any of the Obligations; (c) any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; (d) failure by Citizens to resort to other security or any person liable for any of the Obligations before resorting to the Collateral; (e) any increase in the amount of the Obligations secured hereunder for any reason whatsoever; and (f) any exercise, or failure to exercise, any remedy described in Section 7, or taking or failing to take any action with respect thereto. Under no circumstances will Citizens have the duty to marshal assets of American.

7.2 Further Assurances.  American agrees that it will cooperate with Citizens and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents and will take all such other action, as Citizens may reasonably request from time to time in order to carry out the provisions and purposes hereof.

7.3 Interpretation.  The headings contained in this Security Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Security Agreement.  Whenever the singular is used, the same will include the plural and vice versa, where appropriate. Words of any gender will include each other gender where appropriate.

7.4 Conflicts.  In addition to the Guaranty, American is also executing a Securities Pledge Agreement in favor of Citizens (the “Pledge Agreement”).  To the extent of any inconsistencies or conflicts related to Citizens’ security interest in American’s equity interest(s) in any Subsidiaries, including rights and remedies, the Pledge Agreement will govern and control.

7.5 No Waiver; Cumulative Remedies.  This Security Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Security Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No failure to exercise or delay in exercising any right, power or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights and remedies under this Security Agreement are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

7.6 Successors and Assigns.  This Security Agreement will be binding upon and inure to the benefit of the parties to this Security Agreement and their respective permitted successors and assigns; provided that American may not assign or transfer any of its rights or delegate any of its obligations under this Security Agreement without the prior written consent of Citizens.

7.7 Governing Law.  This Security Agreement will be governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

7.8 Severability.  If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will have no affect on the other provisions of this Security Agreement, which will remain valid, operative and enforceable.  Upon any such determination that any term or other provision is illegal, invalid or unenforceable, the parties hereto will negotiate in good faith to modify this Security Agreement so as to affect the original intent of the parties as closely as possible.

7.9 Notices.  All notices, requests and other communications that are required or may be given under this Security Agreement will be (a) made in the manner and to the addresses set forth in the Guaranty and (b) deemed given as and when provided in the Guaranty.

7.10 Counterparts.  This Security Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

7.11 Construction.  Each party hereto has participated in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Security Agreement, this Security Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Security Agreement.

7.12 Continuing Lien.  The security interest granted under this Security Agreement will be a continuing security interest in every respect and Citizens’ security interest in the Collateral as granted herein will continue in full force and effect until payment in full of the Obligations.

7.13 SUBMISSION TO JURISDICTION AND VENUE.  ANY JUDICIAL PROCEEDING AGAINST AMERICAN BY CITIZENS WITH RESPECT TO ANY TERM OR CONDITION OF THIS SECURITY AGREEMENT SHALL BE BROUGHT BY CITIZENS IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF MICHIGAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, AMERICAN AND CITIZENS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  AMERICAN WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND OR SURETY WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF CITIZENS.  ANY JUDICIAL PROCEEDING BY AMERICAN AGAINST CITIZENS  INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS SECURITY AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL COURT LOCATED IN THE STATE OF MICHIGAN OR IN STATE COURTS IN OAKLAND COUNTY, MICHIGAN.  AMERICAN WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER OR IN CONNECTION HEREWITH AND MAY NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.  AMERICAN OR CITIZENS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVERS AND CONSENTS CONTAINED HEREIN.

7.14 WAIVER OF JURY TRIAL.  AMERICAN AND CITIZENS ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT AVAILABLE IN CERTAIN CIRCUMSTANCES, BUT THAT IT MAY BE WAIVED.  AMERICAN AND CITIZENS, AFTER CONSULTING COUNSEL OF THEIR CHOICE, EACH HEREBY KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM.  NEITHER AMERICAN NOR CITIZENS WILL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO BE CHARGED.

[End of document; signatures are set forth on the next page]
[Signature page to Security Agreement dated as of April 11, 2011]

CITIZENS BANK, a Michigan banking corporation

By:
Daniel J. Montes, Vice President

AMERICAN BIOCARE, INC., a Nevada
corporation

By:
Gary D. Lewis, Chairman and Chief
Executive Officer

8941340.3